UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2011

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in Item 2.01 of Resource Real Estate Opportunity REIT, Inc.’s (the “Company”) Form 8-K filed with the Securities and Exchange Commission on June 21, 2011, on June 17, 2011, RRE Iroquois Holdings, LLC, the Company’s indirectly wholly owned subsidiary, purchased, at a discount, a non-performing promissory note (the “Note”) secured by a first priority mortgage on a multifamily community known as the Iroquois Apartments (“Iroquois”). The contract purchase price for the Note was $12.0 million, excluding closing costs, and was funded from $10.65 million of proceeds from the Company’s ongoing public offering and from the proceeds of a $1.35 million loan from a related-party.

At the time of the Company’s acquisition of the Note, the borrower was in default. Upon acquisition of the Note, the Company contacted the borrower but was unsuccessful in any attempt to restructure the loan or negotiate a discounted payoff of the Note and therefore, the Company scheduled a sheriff’s sale of the collateral, a 133-unit apartment community located in Philadelphia, Pennsylvania. On August 2, 2011, the Company was the successful bidder at the sheriff’s sale of the property. Title to Iroquois will be transferred to the Company at a future date.

Iroquois was completed in 1961 and contains, in addition to its apartment units, five commercial spaces, two of which are occupied, and a number of antennae on the roof that generate additional income. Iroquois offers tenants amenities including a parking garage, washer/dryer hookups and city views.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: August 5, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)